UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2023

Olema Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39712	30-0409740
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
780 Brannan Street
San Francisco, California		94103
(Address of principal executive offices)		(Zip Code)

(415) 651-3316

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

	Trading	Name of each exchange
Title of each class	Symbol(s)	on which registered
Common Stock, $0.0001 par value per share	OLMA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

Private Placement

On September 5, 2023, Olema Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with the purchasers named therein (the “Purchasers”), which provides for the private placement of 13,211,381 shares (the “Shares”) of the Company’s common stock (the “Common Stock”) at $9.84 per share (such transaction, the “Private Placement”). The aggregate gross proceeds for the Private Placement will be approximately $130 million, before deducting offering expenses, and the Private Placement is expected to close on September 12, 2023, subject to customary closing conditions.

The Company intends to use the net proceeds from the Private Placement to fund research and development of palazestrant (OP-1250) and other ongoing research programs, and for working capital and general corporate purposes.

Pursuant to the Purchase Agreement, the Purchasers agreed not to sell or transfer the Shares, and the Company’s executive officers and directors agreed not to sell or transfer any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, until the earlier of (i) the Company’s public release of the data readout of the Phase 1b/2 clinical trial of palazestrant (OP-1250) in combination with palbociclib and the Phase 1b clinical trial of palazestrant in combination with ribociclib following the date hereof and (ii) December 31, 2023, subject to certain exceptions, including sales pursuant to any previously adopted Rule 10b5-1 trading plans or sales for the purpose of covering tax withholding liabilities associated with the settlement of restricted stock units pursuant to the Company’s sell-to-cover program.

In addition, pursuant to the Purchase Agreement, the Company also agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) on or before January 31, 2024 (subject to certain exceptions) for purposes of registering the resale of the Shares, use its commercially reasonable efforts to have such registration statement declared effective within the time period set forth in the Purchase Agreement, and keep such registration statement effective for up to two years.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Purchasers, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and other obligations of the parties. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such Purchase Agreement and are made as of specific dates; are solely for the benefit of the parties (except as specifically set forth therein); may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Purchase Agreement, instead of establishing matters as facts; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to investors, generally. Investors should not rely on the representations, warranties and covenants or any description thereof as statements of fact related to, or characterizations of, the condition of the Company.

The Private Placement is intended to be exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. The Purchasers represented that they were accredited investors within the meaning of Rule 501 of Regulation D and were acquiring the Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Shares were offered without any general solicitation by the Company or its representatives. The Shares sold and issued in the Private Placement are not registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. Neither this Current Report on Form 8-K, nor any exhibit attached hereto, is an offer to sell or the solicitation of an offer to buy the Shares described herein.

The Purchasers are venture capital and other institutional investment funds. The Purchasers include entities affiliated with BVF Partners L.P., and entities affiliated with Logos Opportunities Fund I L.P., which are associated with members of the Company’s board of directors and are holders of more than five percent of the Company’s outstanding capital stock, as well as entities affiliated with Paradigm BioCapital and entities affiliated with Cormorant Asset Management, LP, which are holders of more than five percent of the Company’s outstanding capital stock.

A copy of the Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Loan Agreement

On September 5, 2023, the Company entered into a Loan and Security Agreement (the “Loan Agreement”), by and between the Company, as borrower, and Silicon Valley Bank, a division of First-Citizens Bank & Trust Company (the “Bank”). The Loan Agreement provides for a four-year senior secured Loan facility in an aggregate principal amount of up to $50 million (the “Loan Facility”), of which $25 million will be available upon the receipt by the Company of $100 million in gross proceeds from the Private Placement, and up to $25 million of which may be made available upon approval of the Bank in its discretion. The Loan Facility will mature on August 1, 2027 (the “Maturity Date”).

The obligations under the Loan Agreement are secured by substantially all of the assets of the Company, subject to limited exceptions.

During the term of the Loan Facility, interest will accrue on any outstanding balance due under the Loan Facility at a floating rate per annum equal to the higher of (i) 8.0% and (ii) the prime rate. During an event of default, any outstanding amount under the Loan Facility will bear interest at a rate of 3.00% in excess of the otherwise applicable rate of interest. The Company will pay certain fees with respect to the Loan Facility, including a prepayment fee on any amount advanced under the Loan Facility to the extent paid prior to the Maturity Date, a final payment fee on the amount advanced under the Loan Facility, and an unused commitment fee on the portion of Loan Facility that remains undrawn as of June 30, 2024, as well as certain other fees and expenses of the Bank.

The Loan Agreement contains customary events of default, including, but not limited to, nonpayment of principal, interest, fees or other amounts; material inaccuracy of a representation or warranty; failure to perform or observe covenants; cross-defaults with certain other indebtedness; bankruptcy and insolvency events; material monetary judgment defaults; material adverse change occurs; delisting; and a material impairment in the Bank’s security interest.  Upon the occurrence of an event of default (subject, in certain cases, to notice and grace periods), obligations under the Loan Agreement may be accelerated.

The Loan Agreement also contains a number of customary representations, warranties and covenants that, among other things, limit the ability of the Company to (subject to certain qualifications and exceptions): create liens and encumbrances; incur additional indebtedness; merge, dissolve, liquidate or consolidate; make acquisitions, investments, advances or loans; dispose of or transfer assets; pay dividends or make other payments in respect of its capital stock; amend certain material documents; redeem or repurchase certain debt; make payments on subordinated debt; and engage in certain transactions with affiliates.

The representations, warranties and covenants contained in the Loan Agreement were made only for purposes of such Loan Agreement and are made as of specific dates; are solely for the benefit of the parties (except as specifically set forth therein); may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Loan Agreement, instead of establishing matters as facts; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to investors, generally. Investors should not rely on the representations, warranties and covenants or any description thereof as statements of fact related to, or characterizations of, the condition of the Company.

A copy of the Loan Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K.

On September 5, 2023, the Company issued a press release announcing that it had entered into the Purchase Agreement and the Loan Agreement. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 above regarding the Loan Agreement are incorporated in this Item 2.03.

Item 3.02Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 above regarding the Private Placement are incorporated in this Item 3.02.

Item 9.01Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Stock Purchase Agreement, dated September 5, 2023, by and among the Company and the Purchasers named therein.
10.2	Loan and Security Agreement, dated September 5, 2023, by and between the Company and Silicon Valley Bank, a division of First-Citizens Bank & Trust Company.
99.1	Press release, dated September 5, 2023, of Olema Pharmaceuticals, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not strictly historical in nature are forward-looking statements. These statements include but are not limited to statements regarding the completion of the Private Placement, the use of proceeds therefrom, the availability of funds under the Loan Facility, and the anticipated filing of a registration statement to cover resales of the Shares. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any forward-looking statement due to various factors, including such risks and uncertainties. For a discussion of these and other factors, please refer to the section titled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to correct or update any such statements, whether as a result of new information, future developments, or otherwise, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLEMA PHARMACEUTICALS, INC

Dated: September 5, 2023

	By:	/s/ Shane Kovacs
Shane Kovacs
Chief Operating and Financial Officer